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                                                                      EXHIBIT 21


              LIST OF SUBSIDIARIES OF LIBERTY GROUP OPERATING, INC.

LIBERTY GROUP OPERATING, INC.

                 o         Liberty Group Arkansas Holdings, Inc.

                 o         Liberty Group Arizona Holdings, Inc.

                 o         Liberty Group California Holdings, Inc.

                 o         Liberty Group Illinois Holdings, Inc.

                 o         Liberty Group Iowa Holdings, Inc.

                 o         Liberty Group Kansas Holdings, Inc.

                 o         Liberty Group Michigan Holdings, Inc.

                 o         Liberty Group Minnesota Holdings, Inc.

                 o         Liberty Group Missouri Holdings, Inc.

                 o         Liberty Group Nebraska Holdings, Inc.

                 o         Liberty Group Nevada Holdings, Inc.

                           o         Elko Daily Free Press, Inc.

                 o         Liberty Group New York Holdings, Inc.

                 o         Liberty Group Pennsylvania Holdings, Inc.

                 o         Liberty Group Management Services, Inc.

                 o         Liberty Group Louisiana Holdings, Inc.

                           o         News Leader, Inc.

                           Plaquemine Publishing, Inc. (in process)

                 o         Liberty Group Idaho Holdings, Inc.

                           o         Magic Valley Publishing Co.

                 o         Liberty Group North Dakota Holdings, Inc.

                 o         Liberty Group Suburban Newspapers, Inc.

                 o         Mineral Daily News Tribune, Inc.